UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  September 10, 2009

CRACKER BARREL OLD COUNTRY STORE, INC.

Tennessee	0-25225	62-1749513
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

305 Hartmann Drive, Lebanon, Tennessee 37087

(615) 444-5533

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 10, 2009, the following compensatory plans or arrangements were approved for certain officers and/or directors of Cracker Barrel Old Country Store, Inc. (the “Company”).  In accordance with the instructions to Item 5.02 to Form 8-K, the information provided in this Current Report on Form 8-K covers only those current executive officers who were “named executive officers” in the Company’s most recent filing with the Commission under the Securities Exchange Act of 1934 that required disclosure pursuant to Item 402(c) of Regulation S-K.

2009 Annual Bonus Plan (the “2009 Bonus Plan”)

Reference is made to the Company’s Current Report on Form 8-K dated July 31, 2008 and filed with the Commission on August 6, 2008 and the 2009 Bonus Plan filed as Exhibit 10.1 thereto.  The level of bonus under the 2009 Bonus Plan was based upon achievement of certain levels of operating income from continuing operations during 2009, with the intention that payments under the 2009 Bonus Plan qualify as “performance based” compensation under Section 162(m) of the Internal Revenue Code (“Section 162(m)”) to the maximum amount allowed under the Company’s 2002 Omnibus Incentive Compensation Plan (the “Omnibus Plan”).

On September 10, 2009, the Company’s Compensation Committee (the “Committee”) certified achievement of performance under the 2009 Bonus Plan at the 60.24% level, which resulted in bonuses to the following officers as follows:

Name	2009 Bonus
Michael A. Woodhouse	$753,000
Sandra B. Cochran	$96,977
Douglas Barber	$301,200
N.B. Forrest Shoaf	$174,778
Terry Maxwell	$146,431
Edward A. Greene	$104,594

Abolition of 2009 LTPP

Reference is made to the Company’s Current Report on Form 8-K dated September 25, 2008 and filed with the Commission on October 1, 2008, which is incorporated herein by this reference, and which describes the 2009 Long Term Performance Plan (“2009 LTPP”).  Owing to the volatile operating and economic environment in which the Company is operating, the Committee determined that the 2009 LTPP was not fulfilling the purposes for which it was designed and implemented.  Accordingly, the Committee abolished the 2009 LTPP and determined to make interim discretionary awards representing a 50% payout of one year’s award (the 2009 LTPP being a two-year plan) under the 2009 LTPP, the approximate performance level that had been achieved to that point.  This resulted in the following payments to the following officers:

Name	LTPP Termination Payment
Michael A. Woodhouse	$752,015
Sandra B. Cochran	$84,109
Douglas Barber	$300,809
N.B. Forrest Shoaf	$162,088
Terry Maxwell	$83,571
Edward A. Greene	$78,338

2010 Annual Bonus Plan (the “2010 Bonus Plan”)

The 2010 Bonus Plan was adopted on September 10, 2009 in order to reward officers of the Company and its subsidiaries for the Company’s 2010 financial performance.  The payment of a bonus is dependent upon the Company achieving a minimum level of operating income from continuing operations during 2010 (the “Performance Goal”).  The Company intends for payments under the 2010 Bonus Plan to qualify as “performance based” compensation under Section 162(m) to the maximum amount allowed under the Omnibus Plan.  A copy of the 2010 Bonus Plan is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by this reference as if copied verbatim.

If the Performance Goal is not met, no bonus will be paid to any “Covered Employee,” which means an officer to whom Section 162(m) applies.  If the Performance Goal is met, each officer then would be eligible for a bonus of between 45% and 125% of his or her 2010 base salary.  The Committee could decrease but could not increase the bonus paid to any “Covered Employee,” based upon such factors as the Committee, in its discretion, deems appropriate.  The following table indicates the maximum bonus (expressed as a percentage of base salary) for which any of the following officers would be eligible assuming achievement of the Performance Goal:

Name	Eligible Bonus Percentage
Michael A. Woodhouse	125%
Sandra B. Cochran	100%
Douglas Barber	100%
N.B. Forrest Shoaf	70%
Terry Maxwell	70%
Edward A. Greene	50%

2010 Long-Term Incentive Plan (the “2010 LTI”)

On September 10, 2009, the Committee established the 2010 LTI and each officer’s “LTI Percentage” as follows:

Name	LTI Percentage
Michael A. Woodhouse	250%
Sandra B. Cochran	175%
Douglas Barber	200%
N.B. Forrest Shoaf	130%
Terry Maxwell	80%
Edward A. Greene	75%

The 2010 LTI consists of two components – a stock option grant and participation in the 2010 Long-Term Performance Plan (the “2010 LTPP”).  The stock option grants were awarded by the Committee on September 10, 2009 as follows:

Name	Number of Shares
Michael A. Woodhouse	106,978
Sandra B. Cochran	37,442
Douglas Barber	42,791
N.B. Forrest Shoaf	23,057
Terry Maxwell	11,888
Edward A. Greene	11,145

The exercise price of those options was $31.58, the closing market price of the Company’s stock on the date of the grant.  The options will vest ratably over a three year period.

2010 LTPP participants receive awards consisting of either cash or performance shares (“LTPP Awards”).  The payment of a LTPP Award is dependent upon the Company achieving a minimum level of operating income from continuing operations during 2010 (the “Performance Goal”).  The Company intends for payments under the 2010 LTPP to qualify as “performance based” compensation under Section 162(m) to the maximum amount allowed under the Omnibus Plan.

If the Performance Goal is not met, no LTPP Award will be paid to any “Covered Employee,” which means an officer to whom Section 162(m) applies.  If the Performance Goal is met, each officer then would be eligible for an LTPP Award based upon his or her LTI Percentage.  The Committee could decrease but could not increase the LTPP Award paid to any “Covered Employee,” based upon such factors as the Committee, in its discretion, deems appropriate.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 10, 2009, the Company’s Board of Directors, following the recommendation of the Company’s Nominating and Corporate Governance Committee, adopted Amended and Restated By-laws of the Company (the “By-laws”).  The following is a summary of the material amendments contained in the By-laws, which is qualified in its entirety by reference to the full text of the By-laws that are filed as Exhibit 3.1 to this Current Report on Form 8-K, which by this reference is incorporated herein as if copied verbatim:

•
Article 2, Section 2.2 was added to clarify that shareholder nominations for persons to serve as directors are required to comply with requirements set forth in Article 5 of the By-Laws.  Article 2, Section 2.4 was added to clarify that directors can only be removed in accordance with the Company’s charter.

•
Article 3, Section 3.1 was amended to provide that the Chairman of the Board may appoint any officer other than one who is an “executive officer” for the purposes of Item 401(b) of the Commission’s Regulation S-K.

•
Article 5, Sections 5.1 and 5.7 were amended or added to provide that for business to be properly brought before an annual or special meeting by a shareholder, the shareholder must have been a shareholder of record of the Company (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, such beneficial owner must have been the beneficial owner of shares of the Company) at the time of giving of the notice.

•
Article 5, Section 5.8(a) was added to revise the advance notice requirements for shareholder proposals (including proposed nominations for directors), including requirements that notice be received at the principal executive offices of the Company not less than 90 and no more than 120 calendar days in advance of the anniversary date of the previous year’s annual meeting of shareholders.  Article II, Section 12(a) further clarifies that an adjournment or postponement of an annual meeting of shareholders does not commence a new time period (or extend any time period) for the giving of a shareholder’s notice.

•
Article 5, Section 5.8(b) was added to specify the information that a shareholder who is making a proposal (including proposed nominations for directors) must provide about: (i) the shareholder (including stock ownership and derivative or hedged positions, voting agreements and information about dividends or fees relative to the value of the Company’s securities); (ii) the proposal (including a description of the proposal and the shareholder’s interest therein) if the proposal is other than a nomination; and (iii) the nominee, if the proposal is a nomination for a director.

•
Article 5, Section 5.8(c) was added to establish the date by which a shareholder’s proposals for board nominees must be received if the size of the board of directors is increased without a public announcement naming the nominees and specifying the size of the board.

•	Article 5, Section 5.8(d) was added to provide definitions for “public announcement,” “Shareholder Associated Person” and certain related definitions.

•
Article 5, Sections 5.8(e), 5.8(f) and 5.8(g) were added to establish the effect of a shareholder's providing inaccurate or non-compliant information, to state that shareholders also must comply with applicable law when making a proposal and to clarify that proposals made by shareholders under SEC Rule 14a-8 are not governed by the bylaws.

•	Article 5, Section 5.9 was added to provide the content of the questionnaire to be submitted by any person who is nominated by a shareholder to serve as a director.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits.

See Exhibit Index immediately following the signature page to this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 16, 2009	CRACKER BARREL OLD COUNTRY
STORE, INC.

	By:	/s/ N.B. Forrest Shoaf
	Name:	N.B. Forrest Shoaf
	Title:	Senior Vice President, Secretary
and Chief Legal Officer

EXHIBIT INDEX

3.1	Amended and Restated Bylaws of Cracker Barrel Old Country Store, Inc. (as amended through September 10, 2009)

10.1	Cracker Barrel Old Country Store, Inc. FY 2010 Annual Bonus Plan